Exhibit 99.1

Central Garden & Pet Announces Record Q3 Fiscal 2021 Results

Q3 fiscal 2021 net sales increased 24% to $1,037 million

Q3 fiscal 2021 diluted EPS grew 8% to $1.37

Raises outlook for fiscal 2021 diluted GAAP EPS to $2.45 or better

Raises outlook for fiscal 2021 diluted Non-GAAP EPS to $2.62 or better

WALNUT CREEK, Calif.--(BUSINESS WIRE)--August 4, 2021--Central Garden & Pet Company (NASDAQ: CENT, CENTA) (“Central”), a market leader in the Garden and Pet industries, today announced financial results for its fiscal 2021 third quarter ended June 26, 2021.

“We delivered another record quarter due to the strong demand for our Pet and Garden brands and our team's hard work and dedication,” said Tim Cofer, CEO of Central Garden & Pet. “We are encouraged by the early progress on our Central to Home strategy and our third quarter results especially when we consider the extraordinary growth in the prior year quarter. Given our robust year-to-date performance, we are raising our outlook for fiscal 2021.”

Fiscal 2021 Third Quarter Financial Results

Net sales increased 24% to $1,037 million compared to $833 million a year ago, driven largely by recent acquisitions, which contributed $137 million to the quarter, and organic growth in both segments. Organic sales increased 9%.

Gross margin was 30.9%, a decline of 50 basis points compared to a year ago, driven primarily by the impact of initial purchase accounting related to recent acquisitions as well as cost inflation in areas such as key commodities, labor and freight.

Operating income increased 8% to $113 million from $105 million a year ago. Operating margin was 10.9%, a decline of 170 basis points primarily driven by gross margin compression, rising logistics cost and heightened investment spending.

Net interest expense was $13 million compared to $11 million a year ago primarily due to higher debt outstanding.

The Company's net income increased 11% to $76 million from $69 million a year ago. Diluted earnings per share for the quarter grew 8% to $1.37 from $1.27 in the prior year quarter. Adjusted EBITDA increased 14% to $134 million from $118 million a year ago.

Garden Segment Fiscal 2021 Third Quarter Results

Net sales for the Garden segment increased 42% to $529 million driven by a $137 million contribution from recent acquisitions as well as organic growth of 5%, with notable strength in live plants, distribution and wild bird feed.

Garden segment operating income increased 3% to $67 million and operating margin declined 480 basis points to 12.7%, primarily driven by inventory-related purchase accounting. Garden segment adjusted EBITDA increased 15% to $78 million from $68 million in the prior year quarter, driven by contributions from recent acquisitions as well as volume strength and operating leverage.

Pet Segment Fiscal 2021 Third Quarter Results

Net sales for the Pet segment increased 10% to $508 million driven by strong growth across the segment, with significant contributions from dog and cat, live animals, distribution and aquatics.

Pet segment operating income increased 12% to $71 million, and operating margin grew 20 basis points to 14.0%. Pet segment adjusted EBITDA increased 9.8% to $80 million from $73 million a year ago, largely driven by stronger sales volume and favorable product mix as well as overhead efficiencies.

Additional Information

The Company's cash balance at the end of the quarter was $517 million compared to $495 million a year ago. Cash provided by operations during the quarter was $299 million compared to $182 million a year ago. The increase was driven primarily by favorable changes in working capital due to higher collection of receivables during the quarter compared to the prior year quarter.

Total debt as of June 26, 2021 was $1,184 million compared to $694 million at June 27, 2020. The Company's leverage ratio at the end of the third quarter, as defined in the Company's credit agreement, was 2.9x compared to 2.4x at the end of the prior year quarter.

The Company’s effective tax rate was 22.5%, in line with the prior year quarter.

2021 Guidance

Given strong year-to-date results, the Company has updated its fiscal year outlook and now expects fiscal 2021 GAAP EPS to be at or above $2.45. This guidance compares to the Company's previous guidance of 2021 GAAP EPS of $2.25 or higher. The revised outlook includes the benefit of strong performance in the first nine months of fiscal 2021, the Company's anticipated investments in capacity expansion, brand building and eCommerce to drive sustainable growth, increasing costs for key commodities, labor and freight, resuming more normal levels of promotional activity, as well as headwinds associated with lapping almost ideal weather for the gardening season and a return to more normalized consumer demand patterns following extraordinary demand spanning two fiscal years. The revised outlook does not include the impact of recent acquisitions, as purchase accounting has not yet been finalized. Early estimates indicate that the net impact of the acquisitions (excluding the very recent addition of D&D) will be accretive to fiscal 2021 EPS in the range of $0.11 to $0.16.

Conference Call

The Company will host a conference call today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its third quarter fiscal 2021 results. The conference call and related materials can be accessed on the Company's website at http://ir.central.com.

Alternatively, to listen to the call by telephone, dial (201) 689-8345 (domestic and international) using confirmation #13720912.

About Central Garden & Pet

Central Garden & Pet (NASDAQ: CENT, CENTA) understands that home is central to life and has proudly nurtured happy and healthy homes for over 40 years. With 2020 net sales of $2.7 billion, Central is on a mission to lead the future of the pet and garden industries. The Company’s innovative and trusted products are dedicated to help lawns grow greener, gardens bloom bigger, pets live healthier and communities grow stronger. Central is home to a leading portfolio of more than 65 high-quality brands including Pennington, Nylabone, Kaytee, Amdro and Aqueon, strong manufacturing and distribution capabilities and a passionate, entrepreneurial growth culture. Central Garden & Pet is based in Walnut Creek, California and has 7,000 employees across North America and Europe. For additional information about Central, please visit the Company’s website at www.central.com.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, including expectations for increased levels of investment to drive capacity expansion, brand building and eCommerce, increases in labor and freight cost as well as key commodities, the accretive expectations for recent acquisitions, a return to more normalized consumer demand patterns, in addition to resuming more normal levels of travel and promotional activity and their impact on future growth, and earnings guidance for fiscal 2021, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. All forward-looking statements are based upon the Company’s current expectations and various assumptions. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this release including, but not limited to, the following factors:

  our ability to successfully manage the impact of COVID-19 and its variants on our business, including but not limited to, the impact on our workforce, operations, fill rates, supply chain, demand for our products and services, and our financial results and condition;
  risks associated with our acquisition strategy, including our ability to successfully integrate our recent acquisitions and the impact of purchase accounting on our financial results;
  inflation and other adverse macro-economic conditions;
  the potential for future reductions in demand for product categories, which increased during the COVID-19 pandemic;
  the success of our Central to Home strategy;
  seasonality and fluctuations in our operating results and cash flow;
  fluctuations in market prices for seeds and grains and other raw materials;
  our inability to pass through cost increases in a timely manner;
  supply shortages in pet birds, small animals and fish;
  adverse weather conditions;
  dependence on a small number of customers for a significant portion of our business;
  impacts of tariffs or a trade war;
  consolidation trends in the retail industry;
  declines in consumer spending during economic downturns;
  risks associated with new product introductions, including the risk that our new products will not produce sufficient sales to recoup our investment;
  competition in our industries;
  continuing implementation of enterprise resource planning information technology systems;
  potential environmental liabilities;
  risk associated with international sourcing;
  access to and cost of additional capital;
  potential goodwill or intangible asset impairment;
  our dependence upon our key executives;
  our inability to protect our trademarks and other proprietary rights;
  fluctuations in energy prices, fuel and related petrochemical costs;
  litigation and product liability claims;
  regulatory issues;
  the impact of product recalls;
  potential costs and risks associated with actual or potential cyber attacks;
  potential dilution from issuance of authorized shares;
  the voting power associated with our Class B stock; and
  the impact of new accounting regulations and the possibility our effective tax rate will increase as a result of future changes in the corporate tax rate or other tax law changes.

These risks and others are described in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise. The Company has not filed its Form 10-Q for the fiscal quarter ended June 26, 2021, so all financial results are preliminary and subject to change.

(Tables Follow)

CENTRAL GARDEN & PET COMPANY CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts, unaudited)

ASSETS	June 26, 2021	June 27, 2020	September 26, 2020
Current assets:
Cash and cash equivalents	$517,052	$495,339	$652,712
Restricted cash	11,679	13,536	13,685
Accounts receivable (less allowances of $30,506, $24,034 and $27,661)	494,432	503,288	391,773
Inventories, net	626,635	425,919	439,615
Prepaid expenses and other	32,955	29,211	27,498
Total current assets	1,682,753	1,467,293	1,525,283
Plant, property and equipment, net	306,229	239,240	244,667
Goodwill	289,955	289,854	289,955
Other intangible assets, net	125,069	138,305	134,924
Operating lease right-of-use assets	149,628	99,111	115,882
Other assets	569,870	30,166	28,653
Total	$3,123,504	$2,263,969	$2,339,364

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$237,050	$178,728	$205,234
Accrued expenses	234,314	174,776	201,436
Current lease liabilities	39,557	31,648	33,495
Current portion of long-term debt	86	98	97
Total current liabilities	511,007	385,250	440,262

Long-term debt	1,183,591	693,915	693,956
Long-term lease liabilities	115,178	71,458	86,516
Deferred income taxes and other long-term obligations	71,783	52,994	40,956

Equity:
Common stock, $0.01 par value: 11,336,358, 11,300,810 and 11,336,358 shares outstanding at June 26, 2021, June 27, 2020 and September 26, 2020	113	113	113
Class A common stock, $0.01 par value: 42,726,118, 41,747,928 and 41,856,626 shares outstanding at June 26, 2021, June 27, 2020 and September 26, 2020	427	417	419
Class B stock, $0.01 par value: 1,612,374, 1,647,922 and 1,612,374 at June 26, 2021, June 27, 2020 and September 26, 2020	16	16	16
Additional paid-in capital	576,104	563,371	566,883
Retained earnings	665,534	497,192	510,781
Accumulated other comprehensive loss	(1,831)	(1,684)	(1,409)
Total Central Garden & Pet Company shareholders’ equity	1,240,363	1,059,425	1,076,803
Noncontrolling interest	1,582	927	871
Total equity	1,241,945	1,060,352	1,077,674
Total	$3,123,504	$2,263,969	$2,339,364

CENTRAL GARDEN & PET COMPANY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020
Net sales	$1,037,075	$833,483	$2,564,557	$2,019,540
Cost of goods sold	716,765	571,423	1,806,427	1,419,097
Gross profit	320,310	262,060	758,130	600,443
Selling, general and administrative expenses	207,069	157,420	513,239	427,633
Operating income	113,241	104,640	244,891	172,810
Interest expense	(13,131)	(11,829)	(44,328)	(33,223)
Interest income	45	358	322	3,779
Other income (expense)	(1,086)	(3,541)	370	(4,215)
Income before income taxes and noncontrolling interest	99,069	89,628	201,255	139,151
Income tax expense	22,315	20,291	45,260	31,211
Income including noncontrolling interest	76,754	69,337	155,995	107,940
Net income attributable to noncontrolling interest	568	537	1,242	853
Net income attributable to Central Garden & Pet Company	$76,186	$68,800	$154,753	$107,087
Net income per share attributable to Central Garden & Pet Company:
Basic	$1.41	$1.29	$2.87	$1.97
Diluted	$1.37	$1.27	$2.80	$1.95
Weighted average shares used in the computation of net income per share:
Basic	53,976	53,441	53,882	54,261
Diluted	55,658	54,168	55,236	54,984

CENTRAL GARDEN & PET COMPANY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands, unaudited)

	Nine Months Ended
	June 26, 2021	June 27, 2020
Cash flows from operating activities:
Net income	$155,995	$107,940
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52,759	39,598
Amortization of deferred financing costs	1,577	1,397
Non-cash lease expense	29,914	25,893
Stock-based compensation	17,040	14,042
Debt extinguishment costs	8,577	—
Loss on sale of business	2,611	—
Deferred income taxes	6,992	5,447
Loss (gain) on sale of property and equipment	62	(5)
Write-down of investments	—	3,566
Other	2,083	3,666
Change in assets and liabilities (excluding businesses acquired):
Accounts receivable	(49,099)	(203,140)
Inventories	(85,382)	40,750
Prepaid expenses and other assets	33,571	1,007
Accounts payable	21,862	29,879
Accrued expenses	10,102	45,572
Other long-term obligations	(640)	117
Operating lease liabilities	(29,402)	(26,809)
Net cash provided by operating activities	178,622	88,920
Cash flows from investing activities:
Additions to plant, property and equipment	(57,047)	(26,796)
Payments to acquire companies, net of cash acquired	(733,614)	—
Proceeds from the sale of business	2,400	—
Investments	—	(4,439)
Other investing activities	(633)	(562)
Net cash used in investing activities	$(788,894)	(31,797)
Cash flows from financing activities:
Repayments of long-term debt	(400,072)	(88)
Proceeds from issuance of long-term debt	900,000	—
Borrowings under revolving line of credit	858,000	200,000
Repayments under revolving line of credit	(858,000)	(200,000)
Premium paid on extinguishment of debt	(6,124)	—
Repurchase of common stock, including shares surrendered for tax withholding	(7,811)	(57,703)
Payment of contingent consideration liability	(254)	(154)
Distribution to noncontrolling interest	(531)	(96)
Payment of financing costs	(14,109)	(948)
Net cash provided (used) by financing activities	471,099	(58,989)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,507	40
Net decrease in cash, cash equivalents and restricted cash	(137,666)	(1,826)
Cash, cash equivalents and restricted cash at beginning of period	666,397	510,701
Cash, cash equivalents and restricted cash at end of period	$528,731	$508,875
Supplemental information:
Cash paid for interest	$33,933	$35,330
Cash paid for taxes	$52,162	$15,714
Operating lease right of use assets	$63,503	$13,722

Use of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States (GAAP). However, to supplement the financial results prepared in accordance with GAAP, we use non-GAAP financial measures including non-GAAP net income and diluted net income per share, adjusted EBITDA and organic sales. Management believes these non-GAAP financial measures that exclude the impact of specific items (described below) may be useful to investors in their assessment of our ongoing operating performance and provide additional meaningful comparisons between current results and results in prior operating periods.

Adjusted EBITDA is defined by us as income before income tax, net other expense, net interest expense and depreciation and amortization (or operating income plus depreciation and amortization expense). We present adjusted EBITDA because we believe that adjusted EBITDA is a useful supplemental measure in evaluating the cash flows and performance of our business and provides greater transparency into our results of operations. Adjusted EBITDA is used by our management to perform such evaluation. Adjusted EBITDA should not be considered in isolation or as a substitute for cash flow from operations, income from operations or other income statement measures prepared in accordance with GAAP. We believe that adjusted EBITDA is frequently used by investors, securities analysts and other interested parties in their evaluation of companies, many of which present adjusted EBITDA when reporting their results. Other companies may calculate adjusted EBITDA differently and it may not be comparable.

We have also provided organic net sales, a non-GAAP measure that excludes the impact of businesses purchased or exited in the prior 12 months, because we believe it permits investors to better understand the performance of our historical business without the impact of recent acquisitions or dispositions.

The reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables below. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items. We believe that the non-GAAP financial measures provide useful information to investors and other users of our financial statements by allowing for greater transparency in the review of our financial and operating performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating our performance, and we believe these measures similarly may be useful to investors in evaluating our financial and operating performance and the trends in our business from management's point of view. While our management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our GAAP financial results and should be read in conjunction with those GAAP results.

Non-GAAP financial measures reflect adjustments based on the following items:

  Incremental expenses from note redemption and issuance: we have excluded the impact of the incremental expenses incurred from the note redemption and issuance as they represent an infrequent transaction that occurs in limited circumstances that impacts the comparability between operating periods. We believe the adjustment of these expenses supplements the GAAP information with a measure that may be used to assess the sustainability of our operating performance.
  Loss on sale of business: we have excluded the impact of the loss on the sale of a business as it represents an infrequent transaction that occurs in limited circumstances that impacts the comparability between operating periods. We believe the adjustment of this loss supplements the GAAP information with a measure that may be used to assess the sustainability of our operating performance.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

The non-GAAP adjustments reflect the following:

(1)	During the first quarter of fiscal 2021, we issued $500 million aggregate principal amount of 4.125% senior notes due October 2030. We used a portion of the proceeds to redeem all of our outstanding 6.125% senior notes due 2023. As a result of our redemption of the 2023 Notes, we incurred incremental expenses of approximately $10.0 million, comprised of a call premium payment of $6.1 million, overlapping interest expense of approximately $1.4 million and a $2.5 million non-cash charge for the write-off of unamortized financing costs in interest expense. These amounts are included in Interest expense in the condensed consolidated statements of operations.
(2)	During the first quarter of fiscal 2021, we recognized a loss of $2.6 million, included in selling, general and administrative expense in the consolidated statement of operations, from the sale of our Breeder’s Choice business unit after concluding it was not a strategic business for our Pet segment.
(3)	During the third quarter of fiscal 2020, we recorded a non-cash impairment charge for two private company investments. The impairment was recorded as part of other income (expense).

		GAAP to Non-GAAP Reconciliation
		For the Three Months Ended		For the Nine Months Ended
Net Income and Diluted Net Income Per Share Reconciliation		June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020
		(in thousands, except per share amounts)
GAAP net income attributable to Central Garden & Pet Company		$76,186	$68,800	$154,753	$107,087
Incremental expenses from note redemption and issuance	(1)	—	—	9,952	—
Loss on sale of business	(2)			2,611	—
Investment impairments	(3)	—	3,566	—	3,566
Tax effect of incremental expenses, loss on sale and impairment		$—	$(807)	(2,825)	(800)
Non-GAAP net income attributable to Central Garden & Pet Company		$76,186	$71,559	$164,491	$109,853
GAAP diluted net income per share		$1.37	$1.27	$2.80	$1.95
Non-GAAP diluted net income per share		$1.37	$1.32	$2.98	$2.00
Shares used in GAAP and non-GAAP diluted net earnings per share calculation		55,658	54,168	55,236	54,984

Organic Net Sales Reconciliation

We have provided organic net sales, a non-GAAP measure that excludes the impact of recent acquisitions and dispositions, because we believe it permits investors to better understand the performance of our historical business. We define organic net sales as net sales from our historical business derived by excluding the net sales from businesses acquired or exited in the preceding 12 months. After an acquired business has been part of our consolidated results for 12 months, the change in net sales thereafter is considered part of the increase or decrease in organic net sales.

Consolidated	GAAP to Non-GAAP Reconciliation
	For Three Months Ended June 26, 2021			For the Nine Months Ended June 26, 2021
	Net sales (GAAP)	Effect of acquisition & divestitures on increase in net sales	Net sales organic	Net sales (GAAP)	Effect of acquisition & divestitures on increase in net sales	Net sales organic
	(in millions)
Q3 FY 21	$1,037.1	$137.0	$900.1	$2,564.6	$213.4	$2,351.2
Q3 FY 20	$833.5	$5.6	$827.9	$2,019.5	$13.4	$2,006.1
$ increase	$203.6		$72.2	$545.1		$345.1
% increase	24.4%		8.7%	27.0%		17.2%
Pet	GAAP to Non-GAAP Reconciliation
	For Three Months Ended June 26, 2021			For the Nine Months Ended June 26, 2021
	Net sales (GAAP)	Effect of acquisition & divestitures on increase in net sales	Net sales organic	Net sales (GAAP)	Effect of acquisition & divestitures on increase in net sales	Net sales organic
	(in millions)
Q3 FY 21	$507.8	$—	$507.8	$1,436.2	$—	$1,436.2
Q3 FY 20	$461.6	$5.6	$456.0	$1,233.7	$13.4	$1,220.3
$ increase	$46.2		$51.8	$202.5		$215.9
% increase	10.0%		11.4%	16.4%		17.7%

Garden	GAAP to Non-GAAP Reconciliation
	For Three Months Ended June 26, 2021			For the Nine Months Ended June 26, 2021
	Net sales (GAAP)	Effect of acquisition & divestitures on increase in net sales	Net sales organic	Net sales (GAAP)	Effect of acquisition & divestitures on increase in net sales	Net sales organic
	(in millions)
Q3 FY 21	$529.3	$137.0	$392.3	$1,128.4	$213.4	$915.0
Q3 FY 20	$371.9	$—	$371.9	$785.8	$—	$785.8
$ increase	$157.4		$20.4	$342.6		$129.2
% increase	42.3%		5.5%	43.6%		16.4%
Adjusted EBITDA Reconciliation	GAAP to Non-GAAP Reconciliation For the Three Months Ended June 26, 2021
	Garden	Pet	Corp	Total
	(in thousands)
Net income attributable to Central Garden & Pet Company	—	—	—	$76,186
Interest expense, net	—	—	—	13,086
Other expense	—	—	—	1,086
Income tax expense	—	—	—	22,315
Net income attributable to noncontrolling interest	—	—	—	568
Sum of items below operating income	—	—	—	37,055
Income (loss) from operations	$67,037	$71,021	$(24,817)	$113,241
Depreciation & amortization	10,808	8,960	1,222	20,990
Adjusted EBITDA	$77,845	$79,981	$(23,595)	$134,231
Adjusted EBITDA Reconciliation	GAAP to Non-GAAP Reconciliation For the Three Months Ended June 27, 2020
	Garden	Pet	Corp	Total
	(in thousands)
Net income attributable to Central Garden & Pet Company	—	—	—	$68,800
Interest expense, net	—	—	—	11,471
Other expense	—	—	—	3,541
Income tax expense	—	—	—	20,291
Net income attributable to noncontrolling interest	—	—	—	537
Sum of items below operating income	—	—	—	35,840
Income (loss) from operations	$64,941	$63,606	$(23,907)	$104,640
Depreciation & amortization	2,663	9,249	1,371	13,283
Adjusted EBITDA	$67,604	$72,855	$(22,536)	$117,923

Adjusted EBITDA Reconciliation	GAAP to Non-GAAP Reconciliation For the Nine Months Ended June 26, 2021
	Garden	Pet	Corp	Total
	(in thousands)
Net income attributable to Central Garden & Pet Company	—	—	—	$154,753
Interest expense, net	—	—	—	44,006
Other income	—	—	—	(370)
Income tax expense	—	—	—	45,260
Net income attributable to noncontrolling interest	—	—	—	1,242
Sum of items below operating income	—	—	—	90,138
Income (loss) from operations	$137,650	$176,604	$(69,363)	$244,891
Depreciation & amortization	22,250	26,927	3,582	52,759
Adjusted EBITDA	$159,900	$203,531	$(65,781)	$297,650
Adjusted EBITDA Reconciliation	GAAP to Non-GAAP Reconciliation For the Nine Months Ended June 27, 2020
	Garden	Pet	Corp	Total
	(in thousands)
Net income attributable to Central Garden & Pet Company	—	—	—	$107,087
Interest expense, net	—	—	—	29,444
Other expense	—	—	—	4,215
Income tax expense	—	—	—	31,211
Net income attributable to noncontrolling interest	—	—	—	853
Sum of items below operating income	—	—	—	65,723
Income (loss) from operations	$101,219	$135,819	$(64,228)	$172,810
Depreciation & amortization	7,971	27,491	4,136	39,598
Adjusted EBITDA	$109,190	$163,310	$(60,092)	$212,408

Contacts

Investor Relations Contact
Friederike Edelmann
(925) 412-6726
fedelmann@central.com